UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2009 (December 15, 2008)

Geospatial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055

(Address of principal executive offices)

(724) 353-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 15, 2008, the Company’s President and founder Mark A. Smith announced his resignation as President of the Company. There were no known disagreements between the Company and Mr. Smith on any matters relating to the Company’s operations, policies or practices. Mr. Smith will retain his positions as Chief Executive Officer and Chairman of the Board.

(c) On December 15, 2008, the Board of Directors of the Company appointed David Vosbein as President and Chief Operating Officer. Mr. Vosbein will retain his position on the Board of Directors. Mr. Vosbein had been the Company’s Executive Vice President/Worldwide Strategic Initiatives since November 3, 2008. Prior to joining the Company, Mr. Vosbein founded the Offshore Group, an independent oil and gas exploration and production company where he served as CEO since 2003. During that time, Mr. Vosbein also established a joint venture flexible pipe production plant in Changchun, China and also founded Simulis, LLC, a licensor of patented technology and software tools providing Simulation-Based Assessment and Training Products for energy, healthcare and aviation industries.

There have been no related party transactions between Mr. Vosbein and the Company. Mr. Vosbein is the brother-in-law of Richard Nieman, the Company’s executive Director of Corporate Development.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Geospatial Holdings, Inc. dated December 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL HOLDINGS, INC.

By:	/s/ Thomas R. Oxenreiter
Name:	Thomas R. Oxenreiter
Title:	Chief Financial Officer

Date: February 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Geospatial Holdings, Inc. dated December 15, 2008.